SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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                     Washington Real Estate Investment Trust
                (Name of Registrant as Specified in its Charter)


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

                                     NOTICE

                   THE WASHINGTON REAL ESTATE INVESTMENT TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                     HAS BEEN ADJOURNED UNTIL JULY, 23 1998

We previously sent you material relating to the Annual Meeting of Shareholders of Washington Real Estate Investment Trust held on June 24, 1998. The meeting was adjourned in order to allow sufficient time to obtain the required vote on Proposals 2, 3 and 5.

Each of these proposals received the support of at least 88% of the shareholders who voted. However, these proposals required the approval of at least 70% of all outstanding shares. Therefore, we have adjourned the meeting as to these proposals to allow more shareholders to vote.

PROPOSAL 2

This proposal, relating to authorizing the issuance of Preferred Shares, received the support of more than 88% of the shares voting on the proposal. However, only 67% of the outstanding shares voted on this proposal and therefore it did not receive the favorable vote of 70% of the outstanding shares, as required by the Declaration of Trust.

The Board believes that current market conditions offer an opportunity for real estate investment trusts to issue preferred shares upon very favorable rates. The ability to issue Shares could be particularly important in connection with efforts to raise additional capital. A substantial number of real estate investment trusts have the authority to issue preferred shares and a significant number have issued preferred shares. WE ARE APPROACHING THE 70% THRESHOLD, AND NEED YOUR SUPPORT TO AVOID FURTHER DELAY AND EXPENSE.

PROPOSAL 3

This proposal, relating to an amendment to the Declaration of Trust authorizing the Trustees to adopt future changes to preserve REIT status, received the support of more than 94% of the shares voting on the proposal. However, only 67% of the outstanding shares voted on this proposal and therefore it did not receive the 70% vote required by the Declaration of Trust.

PROPOSAL 5

This proposal, relating to an amendment to the Declaration of Trust to revise the super-majority voting provision, received the support of more than 91% of the shares voting on the proposal. However, only 66% of the outstanding shares voted on this proposal and therefor it did not receive the 70% vote required under the Declaration of Trust. The Trustees believe that this is an opportune time to make a technical correction to the terms of Section 10.1 of the Declaration of Trust.

At the Annual Meeting, shareholders showed overwhelming support for Proposals 1 and 4, which, requiring only a majority approval, were adopted.

THE MEETING WILL RECONVENE AT THE TRUST'S OFFICES AT 10400 CONNECTICUT AVENUE, KENSINGTON, MD, 20895, ON JULY 23, 1998, AT 9:00 A.M.

Enclosed please find a proxy card soliciting your vote on proposals 2, 3 and 5. Only the latest dated proxy card will count.

IF YOU HAVE ANY QUESTIONS ABOUT THESE PROPOSALS, PLEASE CALL LARRY E. FINGER AT
(800) 565-WRIT (9748) TOLL-FREE.

                 REMEMBER, NOT VOTING COUNTS AS A VOTE AGAINST!
                          PLEASE VOTE YOUR PROXY TODAY!